EXHIBIT 32.1

CERTIFICATION

I, Samuel D. Riccitelli, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, that, to my knowledge, the Annual Report on Form 10-K of Biocept, Inc. for the fiscal year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Biocept, Inc.

Date: April 17, 2023	/s/ Samuel D. Riccitelli
Samuel D. Riccitelli
Interim President and Chief Executive Officer (Principal Executive Officer)

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.